THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM SUCH REGISTRATION SET FORTH IN THE SECURITIES ACT OF 1933 PROVIDED BY SECTION 4(2) THEREOF, NOR HAVE THEY BEEN REGISTERED WITH THE SECURITIES COMMISSION OF CERTAIN STATES IN RELIANCE UPON CERTAIN EXEMPTIONS FROM REGISTRATION. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT AND IN A TRANSACTION WHICH IS EITHER EXEMPT FROM REGISTRATION UNDER SUCH ACTS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACTS.
--------------------------------------------------------------------------------


                  OPERATING AGREEMENT OF CGR INTERNATIONAL, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY


     This OPERATING AGREEMENT OF CGR INTERNATIONAL, LLC ("Agreement") is made and entered into as of the Effective Date, by and between CIRCLE G RESORT, LLC, a Nevada limited liability company ("Circle G"), and AUSTRALIAN AGRICULTURE AND PROPERTY DEVELOPMENT CORPORATION, a Delaware corporation ("AUAP").

                                    RECITALS

     A. Circle G has formed a limited liability company in the State of Delaware, known as CGR INTERNATIONAL, LLC, d/b/a Circle G Resort, Home of the Elvis Presley Ranch (the "Company").

     B. Circle G has created the Business Plan, as defined in this Agreement, for the purpose of developing the Elvis Property and the Remaining Property (as these terms are defined below) into an Elvis Presley themed tourist attraction, and has spent the past three (3) years working to fulfill the Business Plan.

     C. AUAP has an agreement to acquire the property described on Exhibit "A" attached hereto which is commonly known as the Elvis Presley Ranch the ("Elvis Property") and the properties adjoining the Elvis Property described on Exhibit "B" attached hereto (the "Remaining Property").

     D. AUAP desires to become a Member of Company and Circle G desires that AUAP join the Company as a Member.

     FOR AND IN CONSIDERATION OF the mutual covenants, rights, obligations and promises contained herein, the benefits to be derived therefrom and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed by each Member, the Members hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

        1.1 Definitions. The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided herein);

          (a) "Act" shall mean the Delaware Limited Liability Company Act at Delaware Code Annotated ss.ss. 10-101 et seq.

          (b) "Advisory Board" means the board of three (3) persons who have the authority to break deadlocks of the Members and Managers as described in Section
5.10 below.

          (c) "Affiliate" of any Person means any Person that, directly or indirectly, controls, is controlled by or is under common control with, such Person.

          (d) "Agreement" shall mean this Agreement as originally executed and as amended from time to time.

          (e) "Available Cash Flow" shall mean all cash funds of the Company on hand at the end of each calendar quarter of each year, less (i) provision for payment of all outstanding and unpaid current cash obligations of the Company at the end of such quarter (including those which are in dispute); and (ii) provisions for adequate reserves for income tax liabilities for Members attributable to the Company and for reasonably anticipated cash expenses and contingencies (which may include Company indebtedness), but without deduction for depreciation or any other non-cash expenses.

          (f) "Bankruptcy"  means,  with respect to any Person or Entity,  that:
(a) a petition has been filed by or against such Person or Entity as a "debtor" and the adjudication of such Person or Entity as a bankrupt under the provisions of the bankruptcy laws of the United States of America has commenced; (b) such Person or Entity has made an assignment for the benefit of its creditors generally; or (c) a receiver has been appointed for substantially all of the property and assets of such Person or Entity.

          (g) "Book Value of the Company" means the amount of money and the book value of all property of the Company determined in accordance with generally accepted account principles reduced by the liabilities of the Company, except that in determining the book value of the Company, no capital contributions made during the 90 day period ending on the date of determination shall be counted.

          (h) "Budget" means the estimated revenues and expenses of the Company as amended from time to time by the Managers.

          (i) "Business Plan" means the Business Plan for the Company that is hereafter approved by the Managers, as the same may be amended from time to time as permitted by this Agreement. The Business Plan shall detail the development of the Property as a world-class, family-oriented Elvis Presley themed resort.

          (j) "Capital Balance" for each Unit means the Capital Contribution made to acquire each Unit increased by an amount determined by dividing any Capital Contribution that was not made to acquire Units divided by the number of Units owned by the Member at the time of such Capital Contribution reduced by the amount of any distribution with respect to such Unit.

          (k) "Capital Contribution" means the cash, cash equivalents or the agreed fair market value of property which a Member contributes to the Company for Units or as a contribution to capital, net of any liabilities secured by such contributed property or which the Company assumes or subject to which the Company takes the property. Capital contributions shall not include obligations to contribute cash at a future date, until such contributions of cash are actually made.

          (l) "Cause" means fraud, gross negligence, breach of fiduciary obligation or willful breach of the obligations under this Agreement.

          (m) "Certificate of Formation" shall mean the certificate of formation for the Company, filed with the Secretary of State of the State of Delaware on _____, 2005 pursuant to the Act as may be amended from time to time.

          (n) "Code" means the United States Internal Revenue Code of 1986, as amended from time to time.

          (o) "Company" shall refer to CGR INTERNATIONAL, LLC, d/b/a Circle G Resort, Home of the Elvis Presley Ranch.

          (p) "Circle G Managers" shall mean the two (2) Managers appointed by Circle G, as either of them may be removed or replaced from time to time at the sole discretion of Circle G.

          (q) "AUAP Manager" shall mean the two (2) Managers appointed by AUAP, as either of them may be removed or replaced from time to time at the sole discretion of AUAP.

          (r) "Effective Date" means June 13, 2005.

          (s) "Elvis Property" shall have the meaning set forth in the recitals.

          (t) "Entity" shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust,
cooperative   or   association   or  any  foreign  trust  or  foreign   business
organization.

          (u) "Fiscal Year" shall mean the Company's fiscal year, which shall be the calendar year.

          (v) "Loan" means the loan as described in Section 9.4 of this Agreement from AUAP made to the Company and secured by the Elvis Property and the Remaining Property, pursuant to the terms of a promissory note and mortgage executed as of the Effective Date.

          (w) "Management Committee" shall mean the four (4) Managers selected in accordance with this Agreement.

          (x) "Managers" shall mean the Circle G Managers and AUAP Managers.

          (y) "Member" shall mean all Persons who own Units.

          (z) "Members Owning a Deciding Interest" shall mean one or more Members owning Units which equal or exceed sixty-five percent (65%) of all the Units held by all Members.

          (aa) "Officer" shall mean the individuals designated as elected or designated as Officers as provided in this Agreement.

          (bb) "Pari-passu" shall mean on a pro-rata basis.

          (cc) "Person" shall mean any individual or entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such "Person" where the context so permits.

          (dd) "Property shall mean the Elvis Property and Remaining Property.

          (ee) "Reorganization" means the merger or conversion of the company, or a sale of assets, or other transaction pursuant to which a Person or Persons acquire all or substantially all of the assets of the Company in a single or series of related transactions.

          (ff) "Remaining Property" shall have the meaning set forth in the recitals.

          (gg) "Selling Member" shall mean any Member who transfers for consideration all or any portion of its Units.

          (hh) "Spin-Off" shall mean any means by which a public company creates an additional public company including through a rights offering or otherwise.

          (ii) "Subsidiary" shall mean an entity which the is owned by more than 50% of the parent company

          (jj) "Transfer" shall mean any transfer of Units by sale, exchange, gift, inheritance, operation of law or other transfer.

          (kk) "Transferee" shall mean any Person who acquires Units from a Person other than the Company.

          (ll) "Unit" shall mean the Units issued by the Company as evidence of an equity ownership interest in the Company.


                                   ARTICLE II
                              FORMATION OF COMPANY

        2.1. Formation. Circle G has formed Company as a Delaware Limited Liability Company pursuant to the Act. The Officers shall execute and file on behalf of the Company such amendments to the Certificate of Formation, and such trade name affidavits, additional instruments and amendments thereto, as may from time to time be necessary or appropriate to carry out this Agreement and enable the company to conduct its business in accordance with the applicable laws.

        2.2. Name. The name of the company is CGR, INTERNATIONAL, LLC. d/b/a Circle G Resort, Home of the Elvis Presley Ranch.

        2.3. Place of Business. The Company may locate its places of business at any place or places as the Managers may from time to time deem advisable.

        2.4 Registered Office and Registered Agent. The Company's initial registered office and registered agent at that address shall be as set forth in the Certificate of Formation. The registered office and registered agent may be changed form time to time and by filing the address of the new registered office and/or the name of the new registered agent with the Delaware Secretary of State pursuant to the Act and by giving notice to each of the Members in the manner provided in this Agreement.

        2.5. Term. The term of the Company shall be perpetual. The Company shall continue until the Company is dissolved in accordance with either the provisions of this Agreement or the Act.

                                   ARTICLE III
                                    PURPOSES

        3.1 Purpose. The sole purpose of the Company shall be to develop and carry out the Business Plan.

        3.2 Business Plan. The Business Plan to be approved by the Managers will establish the initial business plan for the Company for the first phase of its operations and, once approved, shall be followed by the Managers unless the Business Plan is amended as permitted in this Agreement.

        3.3 Timeshare Issues.

          (a) Notwithstanding anything contained in the Business Plan or herein to the contrary, the Members hereby agree that the Company will accept any offer, if made, of three hundred million dollars ($300,000,000) for the sale of time shares, which are to be built on the Elvis Property, less ten percent (10%) commission provided that the offeree of such offer funds the three hundred million dollars ($300,000,000) within nine (9) months from the execution of this Agreement.

          (b) The Business Plan shall provide that approximately 4,392 timeshare units will be constructed on the Elvis Property.

                                   ARTICLE IV
                                   MEMBERSHIP

        4.1 Names. The names and addresses of the initial Members are as follows:

                  AUAP                 11555 Heron Bay Boulevard
                                       Suite 200
                                       Coral Springs, Fl. 33076 USA

                  Circle G             1805 Old Alabama Road
                                       Suite 200
                                       Roswell, GA  30076

        4.2 Meetings of Members.


          (a) Date, Time and Place of Meetings of Members; Minutes. Meetings of Members may be held at such date, time and place within or without the State of Delaware as the Management Committee may fix from time to time, provided that a quorum exists at such meeting. No annual or regular meetings of Members are required. At any Members' meeting, if there is no chairman and/or secretary, the Management Committee shall appoint a Person to preside at the meeting and a Person to act as secretary of the meeting. The secretary of the meeting shall prepare minutes of the meeting which shall be placed in the minute books of the Company.

          (b) Power to Call Meetings. Meetings of the Members may be called by the Management Committee or upon written demand of any Member for the purpose of addressing any matters on which the Members may vote. Upon calling a meeting, the Management Committee shall, reasonably in advance of such meeting, notify each Member of the date, time and place of the meeting.

          (c) Notice of Meeting. Written notice of a meeting of Members shall be sent or otherwise given to each Member in accordance with Section 4(b) not fewer than five (5) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and the general nature of the business to be transacted. No other business may be transacted at this meeting.

          (d) Manner of Giving Notice; Affidavit of Notice. Notice of any meeting of Members shall be given at the address of each Member appearing on the books of the Company or given by the Member to the Company for the purpose of notice. If no such address appears on the Company's books or is given, notice shall be deemed to have been given if sent to that Member by first-class mail or other written communication to the Company's principal executive office. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail, or sent by other means of written communication (including by facsimile or e-mail).

          (e) Quorum. The presence in person or by proxy of a Members Owning a Deciding Interest shall constitute a quorum at a meeting of Members. Except as otherwise provided in this Agreement, any action taken at a meeting at which a quorum is present shall require a vote of Members Owning a Deciding Interest.

          (f) Adjourned Meeting; Notice. Any Members' meeting, whether or not a quorum is present, may be adjourned from time to time by a vote of Members Owning a Deciding Interest, but in the absence of a quorum, no other business may be transacted at that meeting. When any meeting of Members is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is subsequently fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the Management Committee shall set a new record date and send notice.

          (g) Waiver of Notice or Consent. Attendance of a Person at a meeting shall constitute a waiver of notice of that meeting, except when the Person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting. Neither the business to be transacted nor the purpose of any meeting of Members need be specified in any written waiver of notice.

          (h) Action by Written Consent Without a Meeting. Any action that may be taken at a meeting of Members may be taken without a meeting, if a consent in writing setting forth the action so taken, is signed by the Members Owning a Deciding Interest and delivered to the Company within thirty (30) days of the record date for that action. All such consents shall be filed with the Management Committee or the secretary, if any, of the Company and shall be maintained in the Company's records. Any Member giving a written consent, or the Member's proxy holders, may revoke the consent by a writing received by the Management Committee or secretary, if any, of the Company before written consents have been filed.

          (i) Telephonic Participation by Member at Meetings. Members may participate in any Members' meeting through the use of any means of conference telephones or similar communications equipment as long as all Members participating can hear one another. A Member so participating is deemed to be present in person at the meeting.

          (j) Voting Rights. The Member shall have one vote for each Unit that the Member owns.


                                    ARTICLE V
                            MANAGEMENT OF THE COMPANY

        5.1. Management. The business and affairs of the Company shall be managed by its Managers. Subject to Section 7.1 hereof and non-waivable provisions of applicable law, the Managers shall have full and complete authority, power and discretion to manage and control the business, affairs, and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business to the extend provided or limited by this Agreement.

        5.2. Number, Tenure and Qualifications of Managers. The Company shall have four (4) managers, two (2) managers shall be designated and appointed by Circle G and one (2) managers shall be designated and appointed by AUAP. Each Circle G Manager shall hold office until removed by Circle G or resigns pursuant to Section 5.6. Each AUAP Manager shall hold such office until removed by AUAP or resigns pursuant to Section 5.6. The Circle G Managers appointed by Circle G may be removed and replaced at any time in the sole discretion of Circle G. The AUAP Managers appointed by AUAP may be removed and replaced at any time in the sole discretion of AUAP. Managers need not be Members. Except where a specific number of Managers is set forth, all actions of the Managers shall be taken by the consent or affirmative vote of a majority of the Managers, with or without a meeting.

        5.3. Liability for Certain Acts. The Managers do not, in any way, guarantee the return of the Members' Capital Contributions or a profit for the Members from the operations of the Company. No Manager shall be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member, unless the loss or damage shall have been the result of fraud, deceit, gross negligence, willful misconduct, breach of this Agreement or a wrongful taking by the Manager.

        5.4. Managers and Members Have No Exclusive Duty to Company. No Manager shall be required to manage the Company as the Manager's sole and exclusive function and any Manager and/or Member may have other business interests and may engage in other activities in addition to those relating to the Company. Neither the Company nor any Member shall have any right, by virtue of this Agreement, to share or participate in such other investments or activities of the Manager and/or Member or to the income or proceeds derived therefrom. Neither any Manager nor any Member shall incur any liability to the Company or to any of the Members as a result of engaging in any other business or venture as long as such business or venture does not conflict with nor work to the detriment of the business of the Company.

        5.5. Indemnity of the Managers, Officers, Employees and Other Agents. The Company shall indemnify the Managers, Officers, employees of the Company, and other agents and make advances for expenses to the maximum extent permitted under the Act, consistent with any employment or indemnification agreement with such Person, except to the extent the claim for which indemnification is sought results from any negligence, fraud or intentional acts by such Person.

        5.6 Cessation as Manager. Any Manager shall cease to be a Manager on the Manager's death, incompetence, dissolution, becoming a debtor under the United States Bankruptcy Code, resignation or removal. A Manager may resign at any time by giving written notice to the Members of the Company. The resignation of any Manager shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        5.7. Vacancies. Circle G shall fill any vacancy in the Management Committee due to the resignation or removal of a Circle G Manager. AUAP shall fill any vacancy in the Management Committee due to the resignation or removal of an AUAP Manager.

        5.8. Compensation, Reimbursement, Organization Expenses.

          (a) The compensation of the Managers shall be fixed from time to time by the Members, and no Manager shall be prevented from receiving such compensation by reason of the fact that he is also a Member. No Member shall be entitled to compensation from the Company for services rendered to the Company as such. Upon the submission of appropriate documentation each Member shall be reimbursed by the Company for reasonable out-of-pocket expenses incurred by such Member on behalf of the Company or at the Company's request.

          (b) The Company shall reimburse the Managers and Members for the legal expenses reasonably incurred by them in connection with the formation, organization and capitalization of the Company, including the legal fees incurred in connection with the preparation of this Agreement and other actions in connection with the organization, operation, and liquidation of the Company. AUAP acknowledges that Circle G asserts that it has incurred approximately
$3,320,000.00 in out-of-pocket expenses to date on behalf of the Company (excluding legal fees due to in connection with the pre-development phase of the Company). AUAP shall have the right to audit these expenses and, if they were incurred for the benefit of the Company, the Company will (i) pay up to $250,000.00 of the same contemporaneously with the acquisition of the Elvis Property and (ii) carry the balance on its books as an outstanding loan accruing interest at the rate of 7.5% per annum. This loan amount shall be repaid by the Company on a pari-passu basis with all other loans made by Members to the Company. Other than (i) expenses approved in the above-referenced audit and (ii) legal fees incurred in connection with the pre-development phase of the Company in an amount no greater than $50,000.00, Circle G shall indemnify and hold the Company harmless from and against any and all other costs, obligations or expenses incurred by Circle G in connection with the Property or allegedly on behalf of the Company.

          (c) The Managers shall cause the Company to make an appropriate election to treat the expenses incurred by the Company in connection with the formation and organization of the Company to be amortized over a sixty (60) month period beginning in the month in which the Company begins its business operations to the extent that such expenses constitute "organizational expenses" of the Company within the meaning of Code Section 709(b) (2).

        5.9 Meetings of the Management Committee.

          (a) Date, Time and Place of Meetings of the Management Committee. Meetings of the Management Committee may be held at such date, time and place within or without the State of Delaware as the Management Committee may fix from time to time. At each Management Committee meeting, if there is no chairman and/or secretary, the Management Committee shall elect a Person to preside at the meeting and a Person to act as secretary of the meeting. The secretary of the meeting shall prepare minutes of the meeting which shall be placed in the minute books of the Company.

          (b) Power to Call Meetings. Meetings of the Management Committee may be called by any Manager.

          (c) Notice of Meeting. Written notice of a meeting of the Management Committee shall be sent or otherwise given to each Manager not less than two (2) days prior to the date of the meeting. The notice shall specify the place, date and hour of the meeting and the general nature of the business to be transacted.

          (d) Quorum. The presence in person or by telephone (in accordance with subsection 5.9(h) of a majority of the number of Managers then in office shall constitute a quorum at a meeting of Managers.

          (e) Adjourned Meeting; Notice. Any Management Committee meeting, where a quorum is present, may be adjourned from time to time by the vote of the Managers represented at that meeting either in person or by telephone in accordance with Section 5.9(h), but in the absence of a quorum, no other business may be transacted at that meeting. When any meeting of the Management Committee is adjourned to another time or place, notice need not be given of the new meeting if the time and place are announced at a meeting at which the adjournment is taken.

          (f) Waiver of Notice or Consent. The actions taken at any meeting of the Management Committee however called and noticed, and wherever held, have the same validity as if taken at a meeting duly held after regular call and notice, if a quorum is present either in person or by telephone in accordance with
Section 5.9(h). Attendance of a Person at a meeting (in person or by telephone) shall constitute a waiver of notice of that meeting, except when the Person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting. Neither the business to be transacted nor the purpose of any meeting of the Management Committee need be specified in any written waiver of notice.

          (g) Action by Written Consent Without a Meeting. Any action that may be taken at a meeting of the Management Committee may be taken without a meeting, if a consent in writing setting forth the action so taken, is signed and delivered to the Company by Managers having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Managers entitled to vote on that action at a meeting were present and voted. All such consents shall be filed with the Company or the secretary, if any, of the Company and shall be maintained in the Company records. All notices of actions taken without a meeting shall be given to all Managers.

          (h) Telephonic Participation by Managers at Meetings. Managers may participate in any Management Committee meeting through the use of any means of conference telephones or similar communications equipment as long as all Managers participating can hear one another. A Manager so participating is deemed to be present in person at the meeting.

        5.10 Advisory Committee.

          (a) Deadlock. The Managers and Members acknowledge that the existence of four (4) Managers creates the potential for deadlocks on any particular matter. For such period of time as there exists an even number of Managers, the Members desire to create a method for breaking deadlocks and hereby form the Advisory Committee for such purpose. A deadlock shall be deemed to occur when
(i) the Managers vote two (2) to two (2) on a particular proposal, (ii) the Managers are unable to work out a mutually agreeable compromise within a reasonable time period, and (iii) one of the Managers declares a deadlock in writing by notice to the other Managers and the members of the Advisory Committee. The decision of the Advisory Committee shall be deemed the deciding vote on any deadlock situation and be binding on the Managers. While the decisions of the Advisory Committee are binding on the Managers, the Managers are free at any time by a majority vote of Managers to override each and every decision of the Advisory Committee. Accordingly, all deadlocks that are broken by a decision of the Advisory Committee shall be deemed the decision of the Managers and not the Advisors.

          (b) Appointment of Advisory Committee. Each Member may appoint one (1) member of the Advisory Committee (an "Advisor") who is not an Affiliate of a Member or Manager (or if an Affiliate, the other Member must approve the appointment), and the appointed Advisors shall mutually select a third Advisor. The initial Advisors are as follows:

  AUAP Appointed Advisor:            Michael Goss, Esq.
                                     1634 Spruce Street
                                     Philadelphia, Pa. 19103

  Circle G Appointed Advisor:        Leo Rose III, Esq.
                                     Schreeder, Wheeler & Flint, LLP
                                     127 Peachtree St., NE
                                     16th Floor Candler Building
                                     Atlanta, GA 30303

  Mutually Appointed Advisor:        A CPA from the accounting firm selected
                                     to perform the audits for the Company

Each Advisor shall remain an Advisor until the earlier of (i) ten (10) days after such Advisor resigns, (ii) the death or disability of an Advisor, or (iii) the date AUAP or Circle G replaces the Advisor appointed by such party. Upon the resignation, death or disability of the Advisor appointed by AUAP, AUAP shall name a replacement Advisor. Upon the resignation, death or disability of the Advisor appointed by Circle G, Circle G shall name a replacement Advisor. Upon the resignation, death or disability of the Advisor appointed by the AUAP Advisor and the Circle G Advisor, the AUAP Advisor and the Circle G Advisor shall jointly name a replacement Advisor.

          (c) No Liability for Advisors; Indemnity. The Company acknowledges and agree that the Advisors have no liability whatsoever to the Company, its Members or to third parties for acting in the capacity as an Advisor. The Company shall indemnify the Advisors from any and all loss, cost, damage, liability or expense (including, without limitation, attorney's fees and court costs) that an Advisor may incur as a result of or arising from any actions taken for or on behalf of the Company.

          (d) Strict Confidence. The Company acknowledges that in order for the Advisory Committee to function properly, the votes cast by any Advisor on any matter be kept and maintained in strict confidence by the Advisors. The Advisory Committee shall make all decisions on a majority basis without disclosing whether the decision was unanimous or split.

          (e) Third Party Consultants. The Company acknowledges that certain deadlocks may pertain to matter for which the Advisors may need or request third party advice. The Advisory Committee has the complete authority to retain, at Company expense, any outside third party consultant that the Advisory Committee deems appropriate in order to make a determination on a deadlock, including, without limitation, legal counsel. The Company shall directly enter into any agreements with such consultants as requested by the Advisory Committee.

          (f) Compensation. The Company shall pay each Advisor a fee for their services based on their usual hourly rate or as may otherwise be agreed upon in writing between the Advisor and the Company. The Company shall reimburse each Advisor for any and all expenses incurred on behalf of the Company. The Company shall make such payments to each Advisor within thirty (30) days after receipt of a statement for the same.

        5.11 Operational Manager. The Managers acknowledge that for purposes of the efficient operation of the Company that one Manager be appointed as the "Operational Manager". The Operational Manager shall have no additional power or authority, but shall be the Manager designated to coordinate the implementation of the decisions of the Management Committee. The Operational Manager may in turn designate an individual responsible for communicating on behalf of the Operational Manager. The initial Operational Manager shall be Circle G. The Operational Manager may be replaced upon the vote of Members Owning a Deciding Interest.

                                   ARTICLE VI
                             OFFICERS OF THE COMPANY

        6.1. Election and Tenure. The Officers shall be appointed by the Managers and shall serve until their removal, resignation or other termination in office.

        6.2. Resignation, Removal and Vacancies. Any Officer may resign at any time by giving written notice of resignation to the Managers, or in the case of an Officer other than the President, to the President. Such resignation shall take effect when the notice is received by the Company unless the notice specifies a later effective date, and acceptance of the resignation shall not be necessary to render such resignation effective. Any Officer may at any time be removed by the Managers, with or without cause. If any office becomes vacant for any reason, the vacancy may be filled by the Managers. An Officer appointed to fill a vacancy shall be appointed for the unexpired term of such Officer's predecessor in office and shall continue in office until a successor shall be elected or appointed and shall qualify, or until such Officer's earlier death, resignation or removal. The appointment of an Officer shall not itself create contract rights in favor of the Officer, and the removal of any Officer does not affect the Officer's contract rights, if any, with the Company, and the resignation of an Officer does not affect the Company's contract rights, if any, with the Officer.

        6.3 President. The President shall be the chief executive Officer of the Company. The President shall preside at meetings of the Members. The President shall have general and active management of the business of the Company; shall see that all orders and resolutions of the Managers are carried into effect; and shall perform all duties as may from time to time be assigned by the Managers.

        6.4 Vice Presidents. The Vice Presidents, if any, shall perform such duties and possess such powers as from time to time may be assigned to them by the Managers or the President. In the absence of the President or in the event of the inability or refusal of the President to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Managers, or in the absence of any designation, then in the order of the election or appointment of the Vice Presidents) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President.

        6.5 Secretary. The Secretary shall perform such duties and shall have such powers as may from time to time be assigned by the Managers or the President. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of Secretary including, without limitation, the duty and power to give notice of all meetings of Members, the preparation and maintenance of minutes of the directors' and Members' meetings and other records and information required to be kept by the Company and for authenticating records of the Company, and to be custodian of the Company records.

        6.6 Treasurer. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Managers or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of Treasurer including, without limitation, the duty and power to keep and be responsible for all funds and securities of the Company, to deposit funds of the Company depositories selected in accordance with this Agreement, to disburse such funds as ordered by the Managers, making proper accounts thereof, and to render as required by the Managers statements of all these transactions taken as Treasurer and of the financial condition of the Company.

        6.7 Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, if any, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Managers. In the absence, inability or refusal to Act as the secretary or the treasurer, the assistant secretaries or assistant treasurers, respectively, in the order designated by the Managers, or in the absence of any designation, then in the order of their election or appointment, shall perform the duties and exercise the powers of the secretary or treasurer, as the case may be.


                                   ARTICLE VII
                            LIMITATIONS ON AUTHORITY

        7.1 Certain Powers of Managers and Officers and Restrictions on Authority of the Managers and Officers.

          (a) Subject to Subsections 7.1(b) hereof, any Manager, President, any Vice President and Treasurer (except as indicated below) shall have power and authority, on behalf of the Company:

             (i) to do and perform all acts as may be necessary or appropriate to carry out the Company's purpose during the ordinary course of business;

             (ii) to open, close and convert bank accounts in the name of the Company, and determine the signatories thereon;

             (iii) to purchase liability and other insurance to protect the Company's property and business;

             (iv) to employ accountants, legal counsel, managing agents or other experts to perform services for the Company and to compensate them from Company funds; and

             (v) to make any expenditures included or described in the Budget. The fact that a Manager, an Officer or a Member is, or is directly or indirectly affiliated or connected with any Person to whom the expenditure would be made, shall not prohibit the Officer from dealing with that Person provided that the Person shall fully disclose the affiliation or connection and the transaction has been approved by the Managers (other than any Manager directly or indirectly affiliated with such Person).

          (b) The Officers and Managers, upon receiving the consent of Members Owning a Deciding Interest shall have authority on behalf of the Company:

             (i) to borrow money in any single transaction or series of related transactions for the Company from banks, other lending institutions, the Managers, Members, or affiliates of the Managers or Members where such borrowing is (a) not included in the Budget, (b) in excess of the amount provided for the Budget, or (c) in excess of $100,000.00;

             (ii) to invest any Company funds temporarily (by way of example but
not  limitation)  in  time  deposits,   short-term   governmental   obligations,
commercial paper or other investments;

             (iii) to make any expenditures (whether for operating expenses or capital acquisitions) which are (a) not included in the Budget, (b) in excess of the amounts provided for in the Budget, or (c) in excess of $100,000.00. The fact that a Manager or a Member is directly or indirectly affiliated or connected with, any Person to whom the expenditure would be made, shall not prohibit the Officer from dealing with that Person provided that the Person or Member or Member shall fully disclose the affiliation or connection and the transaction has been approved by remaining Managers;

             (iv) to amend or modify the Budget;

             (v) to issue Units in excess of the Units  initially  authorized in
Section 10.1 for such consideration as the Managers determine;

             (vi) to cause a change in the purpose of the Company;

             (vii) to cause the Company to be party to a reorganization;

             (viii) to do any act which would make it impossible to fulfill the purpose of the Company;

             (ix) to amend this Agreement

             (x) to cause the Company to voluntarily initiate a proceeding under which the Company would become a debtor under the United States Bankruptcy Code;

             (xi) to sell, exchange or otherwise dispose of all, or substantially all, of the Company's assets in a single or series of related transactions, other than in the ordinary course of business as set froth in the Budget or Business Plan; and

             (ix) to amend or modify the Business Plan.

          (c) Notwithstanding any other provision of this Section 7.1, neither the Managers nor any Member or Members shall have the authority to amend this Agreement or take any action that would have a material adverse effect on a similarly situated group of Members (the "Affected Group") without the consent of Members of the Affected Group holding a majority of the Units held by all Members within the Affected Group, or, if the material adverse affect does not affect a group of Members in the same way, by each Member who would suffer a material adverse affect. For purposes of this Subsection 7.1(c), a material adverse affect is any increase in the obligation to make contributions, any modification of the allocation to the affected Member or Affected Group of profits, losses, income, gain, loss or credit for tax purposes or any modification in a Member's right to distributions.

         7.2. Right to Rely on the Managers.

          (a) Any Person dealing with the Company may rely (without duty of further inquiry) upon a certificate signed by a majority of the Managers as to:

             (i) the identity of any Manager, Member, or Officer;

             (ii) the existence or nonexistence of any fact or facts which constitute a condition precedent to acts on behalf of the Company by any Manager or Officer which are in any other manner germane to the affairs of the Company.

             (iii) the Persons who are authorized to execute and deliver any instrument or document of the Company; or

             (iv) any act or failure to Act by the Company or any other matter whatsoever involving the Company or any Member.

                                  ARTICLE VIII
                        RIGHTS AND OBLIGATIONS OF MEMBERS

        8.1. Limitation of Liability. A Member shall not be personally liable for any debts or losses of the Company beyond such Member's Capital Contributions and any obligation of the Member under Article IX to make Contributions, except as otherwise required by law.

        8.2. List of Members. Upon written request of any Member, the Managers shall provide a list showing the names, addresses and Units owned by each of the Members.

        8.3. Company Books. In accordance with Section 10.7 herein, the Managers shall maintain and preserve, during the term of the Company, and for five (5) years thereafter, all accounts, books, and other relevant Company documents. Upon reasonable request, each Member shall have the right, during ordinary business hours, to inspect and copy such Company documents at the requesting equity Member's expense.

        8.4 Priority and Return of Capital. No Member shall have priority over any other Member, either as to the return of Capital Contributions or as to profits, losses, or distributions; provided that this Section shall not apply to loans (as distinguished from Capital Contributions) which a Member has made to the Company.

                                   ARTICLE IX
                          CONTRIBUTIONS TO THE COMPANY

        9.1 Initial Capital Contribution. Concurrently with the execution of this Agreement, each the Members shall contribute the following to the Company as its initial Capital Contribution:

                  AUAP                      $510.00

                  Circle G                  $490.00

In addition, AUAP hereby assigns to the Company all rights that it has to acquire the Elvis Property and the Remaining Property. Any monies expended by AUAP to acquire the Elvis and Remaining Property shall be credited to the obligation of AUAP under Section 9.4 and Circle G hereby assigns to Company all rights that it has to develop the project as described in the Business Plan.

        9.2 AUAP Future Funding. AUAP shall be responsible for funding all the capital needs of the Company in accordance with the Business Plan that are not supplied by third party lenders, either in the form of a loan or an equity contribution, with an interest rate or rate of return, as applicable, of seven and a half percent (7 1/2%) per annum. The parties recognize that a significant portion of the financing for the project described in the Business Plan will be supplied by third parties and the terms of these loans will depend on the marketplace at the time. Any dilution required in order to close an approved loan shall be on a pari passu basis between AUAP and Circle G.

        9.4 AUAP Initial Funding. AUAP shall, at closing of the purchase of the Elvis Property and the Remaining Property, lend to the Company sufficient funds to acquire the Elvis Property and Remaining Property and to establish sufficient working capital to fund the initial budgetary requirements of the Company, which loan shall be secured by the Elvis Property and any portions of the Remaining Property acquired with these funds, to be repaid over five (5) years, with interest at a rate of seven and a half percent (7 1/2%) per annum, interest only for the first three (3) years, with a principal payment of one half of the amount loaned each on the fourth and fifth anniversary dates. AUAP and Circle G acknowledge that some of the Remaining Property may be acquired in part with the proceeds of a loan frrm a third party, in which event AUAP shall, to the extent required, subordinate its mortgage against the affected Property.

                                    ARTICLE X
                                      UNITS

        10.1. Classes of Units. The Company shall have one class of Units. Each Unit shall have equal rights and preferences in the assets of the Company. The Company initially is authorized to issue 1,000,000 Units as follows:

                  AUAP                       510,000 Units

                  Circle G                   490,000 Units

         10.2     Distributions.

             (a) The Company shall make distributions of all cash, revenues and funds received by the Company from Company operations, less the sum of the following to the extent paid or set aside by the Company: (a) all principal and interest payments on indebtedness of the Company and all other sums paid to lenders; (b) all principal and interest payments on indebtedness of the Company, if any, to Members; (c) all cash expenditures incurred incident to the normal operation of the Company's business; (d) such reserves as the Managers deem reasonably necessary to the proper operation of the Company's business. Distributions shall be distributed to the Members in proportion to Units owned by the Members.

             (b) Subject to the above, distributions to members shall be made at such times as determined by the Managers in their discretion as long as the projections in the Business Plan are being met and do not exceed the need for reserves for the project set forth in the Business Plan. All amounts withheld pursuant to any provisions of federal, state or local tax law with respect to any payment or distribution to the Members from the Company shall be treated as amounts distributed to the relevant Member or Members pursuant to this Section 10.2.

             (c) Notwithstanding any other provision in this Agreement, the Managers shall make distributions of Available Cash Flow to the Members within ninety (90) days after the end of each fiscal year in an amount equal to at least forty percent (40%) of the total taxable income for the immediately proceeding fiscal year. Each Member will receive at least forty percent (40%) of the amount for which that Member is attributed income on the K-1 form given to the Member each tax year.

        10.3 Limitation Upon Distributions. No distribution shall be declared and paid that would be prohibited under Section 18-607(a) of the Act.

        10.4 Interest On and Return of Capital Contributions. No Member shall be entitled to interest on its Capital Contribution or to return of its Capital Contribution, except as otherwise specifically provided for in Section 9.2.

        10.5 Loans to Company. Nothing in this Agreement shall prevent any Member from making secured or unsecured loans to the Company in accordance with terms and conditions approved by the Managers.

        10.6 Accounting Period. The Company's accounting period shall be the calendar year.

        10.7 Records, Audits and Reports. At the expense of the Company, the Managers shall maintain records and accounts of all operations and expenditures of the Company. At a minimum the Company shall keep at its principal place of business the following records:

             (a) A current list of the full name and last known business, residence, or mailing address of each Member;

             (b) A copy of the Certificate of Formation of the Company and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

             (c) Copies of the Company's federal, state, and local income tax returns and reports, if any, for the four most recent years;

             (d) Copies of the Company's currently effective Agreement, copies of any writings permitted or required with respect to a Member's obligation to contribute cash, property or services, and copies of any financial statements of the Company for the three most recent years;

             (e) Minutes of every annual, special meeting and court ordered meeting; and

             (f) Any written consents obtained from Members for actions taken by Members without a meeting.

        10.8 Distribution of Reports. Company shall provide quarterly financial reports to its Members within thirty (30) days after each quarter. The reports shall be legally sufficient so as to enable AUAP to file its quarterly and annual SEC reports.

                                   ARTICLE XI
                                 TRANSFERABILITY

        11.1 Transferability of Units. Subject to the restrictions contained below in Section 11.2, a Member may at any time Transfer all or any portion of his or its Units to any Person or Company provided that the following conditions are satisfied:

          (a) Except in the case of a Transfer involuntarily by operation of law, the Selling Member and Transferee shall execute and deliver to the Company
(i) such documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer. In the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Company. In all cases, the Company shall be reimbursed by the Transferee for all costs and expenses that it reasonably incurs in connection with such Transfer. The Members hereby recognize and acknowledge that one of the Members is a publicly traded company and therefore has the right to transfer such ownership as long as it remains an affiliated entity of the public company, including a Subsidiary, joint venture or Spin-Off of the public company.

          (b) The Selling Member and Transferee shall furnish the Company with the Transferee's taxpayer identification number, sufficient information to determine the Transferee's initial tax basis in the Units transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred Units until it has received such information.

          (c) Except in the case of a Transfer of an Units involuntarily by operation of law, either (i) such Units shall be registered under the Securities Act, and any applicable state securities laws, or (ii) the Selling Member shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that such Transfer is exempt from all applicable registration requirements and that such Transfer will not violate any applicable laws regulating the Transfer of securities.

          (d) Except in the case of a Transfer of Units involuntarily by operation of law, the Selling Member shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Managers, to the effect that such Transfer will not cause the Company to be deemed to be an "investment company" under the Investment Company Act of 1940.

          (e) Unless otherwise approved by the Company, no Transfer of Units shall be made except upon terms which would not, in the opinion of counsel chosen by and mutually acceptable to the Company and the Selling Member that the transfer of Units will not result in the termination of the Company within the meaning of Section 708 of the Code or cause the application of the rules of Sections 168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Company.

          (f) Notwithstanding the foregoing to the contrary, a Member may transfer all or a portion of its Membership Interest to an Affiliate upon notice to, but without the consent of, the other Members.

        11.2 Notice of Proposed Transfers.

          (a) Subject to subsection 11.3 below, a Member who desires to Transfer its Units (the "Selling Member") shall give the Company and the Members notice of its desire stating (i) the number of Units to be transferred (the "Transfer Interest"); (ii) the name and business address (or residential address if such

Person does not have a business address) of the proposed transferee; (iii) the amount and form of consideration, if any, to be received on account of the Transfer; (iv) the date of the proposed Transfer; and (v) all other relevant terms and conditions of the Transfer (the "Voluntary Transfer Notice"). The Selling Member shall also provide the Company and the Members with copies of all written documentation concerning the proposed transfer.

          (b) Option of the Company. The Company may, but shall not be required to, purchase all or part of the Transfer Interest on the terms and conditions specified in the Voluntary Transfer Notice. To exercise its option, the Company must notify the Members, including the Selling Member, within thirty (30) days of its receipt of the Voluntary Transfer Notice.

          (c) Option of the Members. If the Company does not exercise its option pursuant to Section 11.2(b) then the other Members (the "Purchasing Members") shall be entitled, within forty-five (45) days of receipt of the Voluntary Transfer Notice, to give notice to the Selling Member to purchase the Transfer Interest. Unless there is agreement otherwise, any Transfer Interest purchased by the Purchasing Member shall be purchased proportionately by each Purchasing Member based on the proportion of Units then owned by such Member.

          (d) Transfer Permitted if Options Lapse. If the Company, and/or the other Members have not given notice of their intention to purchase all of the Transfer Interest within the time periods set forth in this Section 11.2, the Selling Member may transfer all of the Transfer Interest to the transferee named in the Voluntary Transfer Notice if (i) the terms and conditions of the sale are no more favorable to such transferee than those contained in the Voluntary Transfer Notice, (ii) the transferee agrees to become a party to this Agreement by executing a counterpart signature page to this Agreement and (iii) the transfer occurs within ninety (90) days from the date of the Voluntary Transfer Notice.

          (e) Closing shall occur and payment shall be made within ninety (90) days from the date of the Voluntary Transfer Notice.

        11.3 Requirements for Transfer.

          (a) Notwithstanding Section 11.2, no Transfer of Units by a Member shall be permitted if it would, or would reasonably likely, in the reasonable judgment of the Management Committee:

          (i) result in the termination (within the meaning of Section 708(b) of the Code) of the Company for federal income tax purposes;

          (ii) result in violation of the Securities Act, any comparable state law or the applicable securities laws of any other jurisdiction;

          (iii) result in a violation of any law, rule, or regulation by the Member, any other Member, any Manager or the Company; or

          (iv) cause the Company to be deemed a "publicly traded partnership" as such term is defined in Section 7704(b) of the Code and Treasury Regulations thereunder.

        11.4 Involuntary Disposition. Before any involuntary disposition (including, but not limited to, bankruptcy, insolvency, judgment lien or court order) of Units, a Member shall give to the Company written notice disclosing in full the nature and details of the involuntary disposition (the "Involuntary Disposition Notice") and the Company or remaining Members shall have the option to purchase the Units within ninety (90) days after receipt of such notice or after learning of an event leading to an involuntary disposition. The option set forth herein is exercisable by delivering written notice to such Member at any time during the 90-day period after receipt by the Company of the Involuntary Disposition Notice.

          (a) Purchase Price. The purchase price for all Units sold and purchased pursuant to this Section 11.4 (the "Purchase Price") shall be the price determined in accordance with this Section 11.4(a) and shall be paid pursuant to the terms and conditions of Section 11.4(b). The Purchase Price of the Units to be sold shall be determined as of the last day of the month immediately preceding the Involuntary Disposition Notice and shall be equal to
(i) the fair market value of the Company divided by (ii) the number of Units outstanding as of the day immediately preceding the date of exercise by the party having a purchase option pursuant to this Section and (iii) multiplied by the number of Units to be sold. The fair market value of the Units as used in this Section is the price that would be agreed upon by a willing seller and a willing buyer under usual and ordinary circumstances, after consideration of all relevant information and without any compulsion upon the seller to sell or upon the buyer to buy. If the parties are unable to agree upon the fair market value of the Units, such fair market value shall be determined by a mutually acceptable business valuation appraiser with experience in valuing comparable businesses to the Company. If the parties are unable to agree upon an appraiser, the appraiser shall be selected by a mutually acceptable independent certified public accountant, other than the certified public accountant which is auditing or reviewing the books of the Company at such time.

          (b) Payment of Purchase Price. For any purchase of Units under 11.4(a), the Purchase Price shall be paid as follows:

             (i) Cash at the closing of the sale of the Units payable to the seller in an amount equal to 20% of the Purchase Price.

             (ii) The balance in two (2) equal annual installments, payable beginning on the first anniversary of the closing of the sale of the Units, with a subsequent payment on the second anniversary date of the closing of the sale of the Units until fully paid. The principal balance shall bear interest from the date of the closing of the sale of the Units until fully paid at a rate equal to the prime rate published from time to time in the Wall Street Journal. Accrued interest on the unpaid principal balance shall be paid simultaneously with each payment of principal. The Company or a Member purchasing Units may prepay the unpaid balance at any time without penalty or premium.

             (iii) Any deferred Purchase Price shall be subordinated in right of payment to the debt of the Company, and the seller of any Units pursuant to shall execute any subordination agreement the Company may request in order to document the subordination of such deferred amount.

          (c) Closing. Unless otherwise agreed to in writing by the parties to the sale, the closing of the purchase and sale of Units by a Member and his Permitted Transferees, (the "Closing"), shall take place at the time and place agreed to by the parties to the purchase and sale; provided however, that such date shall be within one hundred and twenty (120) days of the Involuntary Disposition Notice.

        11.5 Admission of Substitute Members. An assignee of Units of the Company shall be admitted as a Substitute Member only with a vote of Members Owning a Deciding Interest. If so admitted, the Substitute Member shall have, with respect to the Units so assigned, all the rights and powers and shall be subject to all the restrictions and liabilities of that Member who assigned such Units had by virtue of such Member's ownership of the assigned Units. The admission of a Substitute Member shall not release any Member who assigned such Units from liability to the Company that may have arisen prior to the transfer.

        11.6 Rights of Assignees. Unless it is a Substitute Member, the Assignee of any Units shall have no right to vote on, consent to, approve or participate in the determination of any matter, or to otherwise participate in the management of the business and affairs of the Company or to become a Member. Unless it is a Substitute Member, the Assignee is only entitled to receive distributions and to be allocated the Profits and Losses attributable to the Units transferred to the Assignee.

        11.7 Resignation or Withdrawal of a Member. Except as specifically provided in this Agreement, no Member shall have the right to resign or withdraw as a Member or withdraw its interest in the capital of the Company.

        11.8 Disassociation of a Member. The Bankruptcy or Dissolution of a Member or the redemption by the Company of all of such Member's Units: (a) will cause such Member to become a Disassociated Member; (b) will terminate the continued membership of such Member in the Company; and will result in the in an Involuntary Disposition as contained in Section 11.4.

        11.9 Rights of a Disassociated Member. In the event any Member becomes a Disassociated Member, the Disassociated Member or its legal representative, successor or assign may request admission to the Company as a Substitute Member. If no request for Substitute Member status is made or granted, the Disassociated Member or its legal representative, successor or assign shall thereafter have only those rights of an Assignee under this Agreement.

                                   ARTICLE XII
                              ADMISSION OF MEMBERS

         The Managers, with the consent of Members Owning a Deciding Interest, may admit new Members and issue Units in excess of the initial authorized Units and accept such Capital Contribution as the Managers, with the consent of Members Owning a Deciding Interest, determine from time to time.

                                  ARTICLE XIII
                           DISSOLUTION AND TERMINATION

        13.1. Dissolution. The Company shall be dissolved upon the written agreement of Members Owning a Deciding Interest. Notwithstanding any provision of the Act to the contrary, the Company shall continue and not dissolve as a result of the death, retirement, resignation, expulsion, bankruptcy, or dissolution of any Member or any other event that terminates the continued Membership of the Member.

        13.2. Winding up, Liquidation and Distribution of Assets.

          (a) Upon dissolution, the Managers shall immediately proceed to wind up the affairs of the Company.

          (b) Upon the winding up of the Company, the assets shall be distributed as follows:

             (i) First, to creditors, including Members and Managers who are creditors in satisfaction of liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for which reasonable provision for payment has been made; and

             (ii) Then, to the Members pro rata in proportion to their Units.

        13.3. Certificate of Cancellation. When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefore and all of the remaining property and assets have been distributed to the Members, a Certificate of Cancellation shall be prepared, executed and filed in accordance with the Act.

        13.4. Return of Contribution Nonrecourse to Other Members. Except as provided by law or as expressly provided in this Agreement, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contribution. If the distribution provided in Section 13.2 is insufficient to return the Capital Contribution of one or more Members, such Member or Members shall have no recourse against any other Member, Manager or Officer.

                                   ARTICLE XIV
                                TAXATION MATTERS

        14.1. Scope of Article XIV. This Article XIV addresses certain issues of the taxation of the Company and its Members and is not intended to affect any other economic rights of the Members. To the extent any provision of this
Article XIV is inconsistent with any other provision of this Agreement, such other provision shall govern.

        14.2. Company Treated as a Partnership-Election To Be Treated As Corporation. The Company shall be treated as a partnership for federal tax purposes and shall not elect to be treated as a corporation under Regulations ss. 301.7701-3(c) unless such treatment is approved by Members Owning a Deciding Interest. If such election is approved, any Manager may execute the election to be treated as a corporation.

        14.3. Definitions.

          (a)  "Code"  shall  mean  the   Internal   Revenue  Code  of  1986  or
corresponding provisions of subsequent superseding federal revenue laws.

          (b) "Tax Items" shall mean the income, gain, loss, and credit of the Company determined for tax purposes.

          (c) "Treasury Regulations" shall include proposes, temporary and final regulations promulgated under the code in effect as of the date of filing the certificate of formation and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.

        14.4. Allocation of Tax Items.

          (a) Tax Items shall be allocated among the Members in accordance with the Member's Interest in the Company. In allocating Tax Items, the allocations should consider the Members' relative contributions to the Company, the interests of the Members in economic profits and losses, the interests of the Members in cash flow and other non-liquidating distributions, and the rights of the Members to distributions upon liquidation.

          (b) To the extent consistent with Code Section 704(b), the Company should allocate Tax Items as if it maintained capital accounts in accordance with Treasury regulations ss. 1.704-1(b) (2) (iv) which are credited or charged with Tax Items in such a manner to cause the capital accounts to equal the amount that would be distributed on liquidation at the close of each Fiscal Year. In making allocations, the capital accounts should be computed without an obligation to restore deficit capital accounts as described in Treasury Regulations ss. 1.704-1(b)(2)(c), with a "qualified income offset" as defined in Treasury Regulations ss. 1.704-1(b)(2)(d)(6), in which capital accounts are revalued as provided in Treasury Regulations ss. 1.704-1(b)(2)(iv)(f) and in which built in gain and built in lass as defined Treasury Regulations ss. 1.704-3(a)(6) is accounted for using the traditional method of making section 704(c) allocations as described in Treasury Regulations ss. 1.704-3(b).

        14.5. Returns and Other Elections. The Managers shall cause the preparation and timely filing of all tax returns required to be filed by the Company in each jurisdiction in which the Company does business. Copies of such returns or pertinent information therefrom, shall be furnished to the Members within a reasonable time after the end of each Fiscal Year.

     All elections permitted to be made by the Company under federal or state laws and the appointment of the tax matters partner for purposes of Code ss. 6231 shall be made by the Managers.

                                   ARTICLE XV
                         REPRESENTATIONS AND WARRANTIES

        15.1. In General. As of the date hereof, each of the Members hereby makes each of the representations and warranties applicable to such Member as set forth in Section 15.2 hereof, and such warranties and representations shall survive the Member's execution of this Agreement.

        15.2. Representations and Warranties. Each Member hereby represents and warrants that:

          (a) Due Incorporation or Formation; Authorization of Agreement. If such Member is a corporation or a partnership or a limited liability company or a trust, it is duly organized or duly formed, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation and has the corporate or partnership, company or trust power and authority to own its property and carry on its business as owned and carried on at the date hereof and as contemplated hereby. Such Member is duly licensed or qualified to do business and in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a material adverse effect on its financial condition or its ability to perform its obligations hereunder. Such Member has the individual, corporate, partnership, company or trust power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, if such Member is a corporation or partnership or limited liability company or trust, the execution, delivery, and performance of this Agreement has been duly authorized by all necessary corporate or partnership or company or trust action. This Agreement constitutes the legal, valid, and binding obligation of such Member.

          (b) No Conflict With Restrictions; No Default. Neither the execution, delivery, and performance of this Agreement nor the consummation by such Member of the transactions contemplated hereby (i) will conflict with, violate, or result in a breach of any of the terms, conditions, or provisions of any law, regulation, order, writ, injunction, decree, determination, or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator applicable to such Member or any of its Affiliates, (ii) will conflict with, violate, result in a breach of, or constitute a default under any of the terms, conditions, or provisions of the articles of incorporation, bylaws, partnership agreement, operating agreement or trust agreement of such Member or any of its Affiliates if such Member is a corporation, partnership, or limited liability company, or of any material agreement or instrument to which such Member or any of its Affiliates is a party or by which such Member or any of its Affiliates is or may be bound or to which any of its material properties or assets is subject, (iii) will conflict with, violate, result in a breach of, constitute a default under (whether with notice or lapse of time or both), accelerate or permit the acceleration of the performance required by, give to others any material interests or rights, or require any consent, authorization, or approval under any indenture, mortgage, lease agreement, or instrument to which such Member or any of its Affiliates is a party or by which such Member or any of its Affiliates is or may be bound, or
(iv) will result in the creation or imposition of any lien upon any of the material properties or assets of such Member or any of its Affiliates.

          (c) Governmental Authorizations. Any registration, declaration, or filing with, or consent, approval, license, permit, or other authorization or order by, any governmental or regulatory authority, domestic or foreign, that is required in connection with the valid execution, delivery, acceptance, and performance by such Member under this Agreement or the consummation by such Member of any transaction contemplated hereby has been completed, made, or obtained on or before the Effective Date.

          (d) Litigation. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of such Member or any of its Affiliates, threatened against or affecting such Member or any of its Affiliates or any of their properties, assets, or businesses in any court or before or by any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator that could, if adversely determined (or, in the case of an investigation, could lead to any action, suit, or proceeding, that could, if adversely determined), reasonably be expected to materially impair such Member's ability to perform its obligations under this Agreement or to have a material adverse effect on the consolidated financial condition of such Member; and such Member or any of its Affiliates has not received any currently effective notice of any default, and such Member or any of its Affiliates is not in default, under any applicable order, writ, injunction, decree, permit, determination, or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator that could reasonably be expected to materially impair such Member's ability to perform its obligations under this Agreement or to have a material adverse effect on the consolidated financial condition of such Member.

          (e)  Investment  Company  Act;  Public  Utility  Holding  Company Act.
Neither such Member nor any of its Affiliates is, nor will the Company as a result of such Member holding an interest in the Company be, an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended. Neither such Member nor any of its Affiliates is, nor will the Company as a result of such Member holding an interest in the Company be, a "holding company," "an affiliate of a holding company," or a "subsidiary of a holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

          (f) Investigation. Such Member is acquiring its interest in the Company based upon its own investigation, and the exercise by such Member of its rights and the performance of its obligations under this Agreement will be based upon its own investigation, analysis, and expertise. Such Member's acquisition of its interest in the Company is being made for its own account for investment and not with a view to the sale or distribution thereof. Each Member is a sophisticated investor possessing an expertise in analyzing the benefits and risks associated with acquiring investments that are similar to the acquisition of its interest in the Company.

                                   ARTICLE XVI
                            MISCELLANEOUS PROVISIONS

        16.1. Accounting Principles. The profits and losses of the Company shall be determined in accordance with generally accepted accounting principles applied on a consistent basis using the accrual method of accounting. It is intended that the Company will elect those accounting methods which provide the Company with the greatest tax benefits.

        16.2. Notices. Any notice, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an executive officer of the party to whom the same is directed, the next business day following its delivery to a national next business day courier, or three (3) days following it being sent by registered or certified mail, postage and charges prepaid, addressed to the Member's and/or Company's address, as appropriate, which is set for in this Agreement.

        16.3. Books of Account and Records. Proper and complete records and books of account shall be kept or shall be caused to be kept by the Managers. Such books and records shall be maintained as provided in Section 10.7. The books and records shall be maintained at the principal place of business of the Company and shall be open to the reasonable inspection and examination of the Members, or their duly authorized representatives during reasonable business hours.

        16.4. Application of Delaware Law. This Agreement and the application of interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Delaware, and specifically the Act.

        16.5. Confidentiality. Except as contemplated hereby or required by a court of competent authority, each Member shall keep confidential and shall not disclose to any third party and shall use its reasonable efforts to prevent its affiliates, employees, agents, and representatives from disclosing to third parties without the prior written consent of the Managers any information which
(1) pertains to this Agreement, any negotiations pertaining thereto, and of the transaction contemplated hereby, or the business of the Company, or (2) pertains to non-public or proprietary information of any Member or the Company or which any Member has labeled in writing as confidential or proprietary; provided that any Member my disclose such information to its affiliates, employees, agents, and representatives. No Member shall use, and each Member shall use its best efforts to prevent any affiliate of such Member from using, any information which (1) pertains to this Agreement, any negotiations pertaining hereto, any of the transactions contemplated hereby, or business of the Company, or (2) pertains to nonpublic or proprietary information of any Member of the Company or which any Member has labeled in writing as confidential or proprietary, except in furtherance of the business of the Company.

        16.6.  Waiver  of  Action  for  Partition.   Each  Member  and  assignee
irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to the property of the Company.

        16.7. Amendments. This Agreement may not be amended except by the written agreement of the Members Owning a Deciding Interest.

        16.8. Execution of Additional Instruments. Each Member hereby agrees to execute such further statements of interest and holdings, designations, powers of attorney and other documents or instruments as may be necessary to comply with any laws, rules or regulations.

        16.9. Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act which would have originally constituted a violation, from having the effect of an original violation.

        16.10. Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies.
Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

        16.11. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

        16.12. Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective successors and assigns.

        16.13. Creditors. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any creditors of the Company.

        16.14. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

        16.15. Rule Against Perpetuities. Parties hereto intend that the rule against Perpetuities (and any similar rule of law) not be applicable to any provisions of this Agreement. However, notwithstanding anything to the contrary in this Agreement, if any provision in this Agreement would be invalid or unenforceable because of the rule against perpetuities or any similar rule of law but for this Section 16.15, the parties hereto hereby agree that any future interest which is created pursuant to said provision shall cease if it is not vested within twenty-one years after the death of the survivor of the group composed of the undersigned Members and their living issue as of the Effective Date.

         The UNDERSIGNED HEREBY agree, acknowledge and certify that the foregoing Agreement constitutes the Operating Agreement of the Company adopted by the Members of the Company as of the Effective Date.


MEMBERS
CIRCLE G RESORT, LLC,
a Nevada limited liability company


By:     /s/ Mark Diamond
            ------------
Name:       Mark Diamond

Manger:


AUSTRALIAN AGRICULTURE AND PROPERTY
DEVELOPMENT CORPORATION,
a Delaware corporation


By:    /s/ Robert Kohn
            ----------
Name:      Robert Kohn

Title:     Chief Financial Officer

                                    EXHIBITS

Exhibit "A"             Elvis Property

Exhibit "B"             Remaining Property